Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE:

Contact:

Bryce W. Rhodes, President

(713) 850-1880

Whittier Energy Corporation Adjourns Annual Meeting Until October 18, 2005

HOUSTON – (Business Wire) – September 27, 2005 – Whittier Energy Corporation (OTCBB: WECP.OB) announced today that the Company’s 2005 Annual Stockholders’ Meeting on Tuesday, September 27, 2005 was adjourned without any action being taken other than adjournment of the Meeting. The Company will reconvene the Meeting on Tuesday, October 18, 2005, at 10:00 a.m. central time, in the offices of Thompson & Knight LLP, 333 Clay Street, Suite 3300, Houston, Texas.

About Whittier Energy Corporation

Whittier Energy Corporation is an independent oil and gas exploration and production company headquartered in Houston, Texas, with operations in Texas and Louisiana. Whittier Energy also holds non-operated interests in fields located in the Gulf Coast, Oklahoma, Wyoming and California. The Company’s stock trades as WECP.OB on the Over-the-Counter Bulletin Board. Additional information about Whittier Energy can be found at www.whittierenergy.com.

Forward-Looking Statements

All statements, other than statements of historical fact, included in this report are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based upon current expectations and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. Whittier assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.

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333 Clay Street • Suite 1100 • Houston, TX 77002 • Phone: (713) 850-1880 • Fax: (713) 850-1879